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                                                                     EXHIBIT 5

                         [FRESHMAN, MARANTZ LETTERHEAD]



                                December 9, 1998



MRV Communications, Inc.
8943 Fulbright Avenue
Chatsworth, California  91311

Ladies and Gentlemen:

We have acted as counsel to MRV Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of the Registration Statement on Form S-3, File No. 333-64017, together with Amendment No.1 thereto (collectively, the "Registration Statement"), of the Company, with exhibits as filed in connection therewith and the form of prospectus contained therein, for registration under the Securities Act of 1933, as amended (the "Securities Act), of $100,000,000 aggregate principal amount of 5% Convertible Subordinated Notes due 2003 (the "Notes") and such indeterminate number of shares of the Company's common stock, par value $0.0034 per share (the "Common Stock") issuable upon conversion of the Notes (the "Shares"). The Notes were originally issued by the Company in a private placement completed on June 26, 1998 to Prudential Securities Incorporated and Bear, Stearns & Co. Inc. (the "Initial Purchasers"). The Notes were resold by the Initial Purchasers in transactions exempt from registration under the Securities Act, in the United States to persons reasonably believed to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act.

For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that: (1) the Notes are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;


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and (2) subject to effectiveness of the Registration Statement with the SEC
(such Registration Statement as amended and finally declared effective, and the form of Prospectus contained therein or subsequently filed pursuant to Rule 430A of Rule 424 under the Securities Act, being hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively) upon the conversion of the Notes in the manner referred to in the Registration Statement and in accordance with the terms of the Indenture, the Shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                Very truly yours,


                          FRESHMAN, MARANTZ, ORLANSKI,
                                 COOPER & KLEIN




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